UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2018

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20797 (Commission File Number)	74-1733016 (IRS Employer Identification No.)
555 IH-35 South, Suite 500 New Braunfels, Texas (Address of principal executive offices)		78130 (Zip Code)

Registrant’s telephone number, including area code: (830) 302-5200

Not Applicable
______________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2018, Rush Enterprises, Inc. (the “Company”) held its 2018 Annual Meeting of Shareholders (the “2018 Annual Meeting”). At the 2018 Annual Meeting, the holders of 28,934,843 shares of Class A Common Stock and the holders of 7,517,833 shares of Class B Common Stock cast votes, either in person or by proxy, which represents approximately 94.63% of the Class A Common Stock and 88.3% of the Class B Common Stock that were outstanding and entitled to vote.

Set forth below are the final voting results for the proposals voted upon at the 2018 Annual Meeting. The Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 3, 2018, contains a detailed description of the proposals.

Proposal 1 – Election of Directors. The Company’s shareholders elected W.M. “Rusty” Rush, Thomas A. Akin, James C. Underwood, Raymond J. Chess, William H. Cary and Dr. Kennon H. Guglielmo as directors to hold office until the Company’s 2019 Annual Meeting of Shareholders. The voting results for each of these individuals were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. M. “Rusty” Rush	7,817,548	196,288	950,740
Thomas A. Akin	7,716,988	296,848	950,740
James C. Underwood	7,754,927	258,908	950,740
Raymond J. Chess	7,456,839	556,996	950,740
William H. Cary	7,774,094	239,741	950,740
Dr. Kennon H. Guglielmo	7,861,332	152,504	950,740

Proposal 2 – Ratification of the Company’s Independent Registered Public Accounting Firm. The Company’s shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2018 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions
8,760,287	200,767	3,521

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

Dated: May 18, 2018	By:	/s/ Michael Goldstone
Michael Goldstone
Vice President, General Counsel and
Corporate Secretary